                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 9, 1998

                          FIRST SOURCE BANCORP, INC.
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                        000-23809                22-3566151
----------------------------       ---------------------     -------------------
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NO.)      (I.R.S. EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (732) 726-9700



                                NOT APPLICABLE
         -------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5. OTHER EVENTS.
        ------------

     First Source Bancorp, Inc. (the "Registrant " or "First Source") entered into an Agreement and Plan of Merger (the "Agreement ") with Pulse Bancorp, Inc. ("Pulse") as of July 9, 1998, which provides, among other things, that: (i) Pulse will be merged (the "Merger") with and into the Registrant, with the Registrant as the surviving corporation; (ii) Pulse Savings Bank, the savings bank subsidiary of Pulse ("Pulse Savings"), will be merged with and into First Savings Bank, SLA, the savings association subsidiary of the Registrant ("First Savings") with First Savings as the surviving institution, (iii) each share of Pulse common stock issued and outstanding at the effective time of the Merger will be converted into shares of common stock of First Source in accordance with an "Exchange Ratio," as described below, and (iv) each share of the Registrant's common stock issued and outstanding immediately prior to the effective time of the Merger will remain an outstanding share of common stock of First Source.

     Under the Agreement, and subject to certain qualifications, the Exchange Ratio will be as follows: (i) subject to certain provisions of the Agreement, if the Average Closing Price of First Source Common Stock is equal to or greater than $11.50, the Exchange Ratio shall be equal to 3.2; (ii) if the Average Closing Price is $10.00 or greater but less than $11.50, the Exchange Ratio shall be 3.2; (iii) if the Average Closing Price is greater than $8.50 but less than $10.00 the Exchange Ratio shall equal $32.00 divided by the Average Closing Price; or (iv) subject to certain provisions of the Agreement, if the Average Closing Price is equal to or less than $8.50, the Exchange Ratio shall be 3.764. First Source has the right to terminate the Agreement if the Average Closing Price of First Source is greater than $11.50 per share, unless Pulse provides notice pursuant to the Agreement that it wants to proceed with the Merger, in which event First Source shall pay $36.80 per share for Pulse common stock. Pulse has the right to terminate the Agreement if the Average Closing Price of First Source is less than $8.50 per share, unless First Source provides notice pursuant to the Agreement that it wants to proceed with the Merger, in which event First Source will pay $32.00 per share for Pulse common stock.

     In connection with the Agreement, the Registrant and Pulse entered into a Stock Option Agreement pursuant to which Pulse granted to the Registrant the option to purchase, under certain conditions, 620,940 shares of Pulse common stock at an exercise price of $30.30 per share. The option is exercisable only upon the occurrence of certain events that would jeopardize completion of the Merger.

     Consummation of the Merger is subject to certain conditions, including the approval of stockholders of each of the Registrant and of Pulse, and the receipt of all required regulatory approvals. It is expected that the Merger will be completed prior to December 31, 1998.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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The following Exhibits are filed as part of this report:


Exhibit 2 Agreement and Plan of Merger, dated as of July 9, 1998, by and between First Source Bancorp, Inc. and Pulse Bancorp, Inc., including Annex B thereto.

Exhibit 99      Press release dated July 9, 1998.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                  FIRST SOURCE BANCORP, INC.


                                  By: /s/ John P. Mulkerin
                                      --------------------
                                      John P. Mulkerin
                                      President and Chief Executive Officer

DATE:  July 17, 1998

                                      -3-
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                                 Exhibit Index
                                 -------------

The following Exhibits are filed as part of this report:


Exhibit 2 Agreement and Plan of Merger, dated as of July 9, 1998, by and between First Source Bancorp, Inc. and Pulse Bancorp, Inc., including Annex B thereto.


Exhibit 99      Press release dated July 9, 1998.

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